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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


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                                    FORM 8-K
                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


                     Date of Report (Date of earliest event
                      reported) January 10, 2002 Commission
                               File Number 0-23252


                            IGEN INTERNATIONAL, INC.
                           (Exact name of registrant)


            Delaware                                 94-2852543
     (State of organization)            (I.R.S. Employer Identification No.)

               16020 Industrial Drive, Gaithersburg Maryland 20877
              (Address of principal executive offices and zip code)


                                 (301) 869-9800
                         (Registrant's telephone number)



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ITEM 5.  OTHER EVENTS

         On January 10, 2002, a jury has awarded IGEN International, Inc. (the "Company") $505 million in damages in its case against Roche Diagnostics, GmbH. ("Roche"), an affiliate of F. Hoffmann-La Roche. The jury also confirmed the Company's rights to Roche's Elecsys(R) diagnostics product line, which was developed by Roche using the Company's proprietary ORIGEN biological detection technology, as well as to other improvements. In addition, the jury's findings permit the Company to terminate its license agreement with Roche, which allows Roche to use ORIGEN in its diagnostics products.

         Following a 10-week jury trial before the U.S. District Court for the District of Maryland, an 11-member jury unanimously found Roche to have materially breached the license agreement, violated its duty to the Company of good faith and fair dealing, and engaged in unfair competition against the Company. The jury ordered Roche to pay the Company $105 million in compensatory damages and $400 million in punitive damages.

         The jury also confirmed the Company's right to Roche products, including the Elecsys(R) 1010, 2010 and E170 lines of clinical diagnostic immunoassay analyzers and the tests developed for use on those systems (including tests for thyroid and reproductive hormones and markers for cancer, cardiac disease, and osteoporosis). The Company is also entitled to certain other technologies owned or developed by Roche, including PCR, a nucleic acid amplification technology.

     In their verdict, the 11-member jury unanimously found Roche breached the license agreement by:

|_| Failing to keep full and accurate records necessary to calculate royalties due to the Company, by improperly calculating royalties, by failing to provide full, accurate and comprehensible sales reports and /or by underpaying royalties.

|_| Placing products based on the Company's technology with customers other than hospitals, clinical reference laboratories and blood banks, the only fields permitted by the agreement.

|_| Failing to ensure full compliance with the license agreement by Roche's numerous affiliate sublicensees.

|_| Failing to comply with the implied duty of good faith and fair dealing by failing to return to the Company the rights to DNA probe assays for ORIGEN-based systems.

|_| Failing to provide the Company with improvements such as instruments and assays, as obligated by the agreement.

     The Court had previously granted summary judgment in the Company's favor on four additional breach of contract claims:

|_| Taking unsubstantiated "rental surcharge" deductions against reported sales of royalty-bearing products.

|_| Settling a patent infringement suit with a third party without the Company's consent.

|_|  Improving certain products after the launch of the Elecsys 2010 system.


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|_|  Failing to inform the Company of patent filings and/or to provide copies of patent applications in a timely manner.

     The Company expects post-trial motions will be filed and that Roche will appeal various decisions in this case. The jury's decisions, including the Company's right to terminate the license agreement, would be effective once affirmed on appeal. During an appeal process, which the Company expects could take approximately 18 months, the Company will continue to receive royalties on Roche's sales of royalty-bearing products under the license.

     The jury also found in the Company's favor and against Roche on all of Roche's counterclaims, except for one in which the Company was ordered to pay five hundred thousand dollars.

     In addition to historical information, this document contains forward-looking statements within the meaning of the "safe-harbor" provisions of the Private Securities Litigation Reform Act of 1995. Reference is made in particular to statements regarding the potential timing for the filing and completion of, and prospects for ultimate resolution of, any appeal of the litigation, the commercial viability of the Company's technology and the improvements awarded to the Company, and its future growth prospects. Actual results might differ materially from these statements due to risks and uncertainties, including the risk that some or all of the judgments awarded by the jury may be reduced or otherwise adversely affected by future decisions that may be made by the courts. A more complete description of the risks applicable to the Company appear in the Company's documents filed with the Securities and Exchange Commission and available on request from the Company. The Company disclaims any intent or obligation to update these forward-looking statements.

ITEM 7.  EXHIBITS.

Exhibit 10.1          Press Release issued January 10, 2002.



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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   IGEN INTERNATIONAL, INC.

                                   By:   /s/ George V. Migausky
                                         ---------------------------------------
                                         George V. Migausky
                                         Vice President, Chief Financial Officer
Dated:  January 10, 2002